GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

April 23, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Fortress International Group, Inc.
Commission File Number 000-51426

Ladies and Gentlemen:

We have read the statements made by Fortress International Group, Inc. in Item 4.01 of the accompanying Form 8-K which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

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